Exhibit 10.01

LEASE AGREEMENT

Property 832 Emerson Street

THIS AGREEMENT BETWEEN:	Cottrone Development Co. Inc.

2829 Dewey Ave

Rochester, New York 14616

Natural Nano Inc.
15 Schoen Place
Pittsford, New York 14534	As Tenant

WITNESSETH: The Landlord hereby leases to the tenant the following premises:

An entire free standing building containing approximately 9,200 square feet of industrial space located at 832 Emerson Street, Rochester, New York and all parking, areas in connection therewith (the “premises” or the “demised premises” or the “leased premises”).

For the term of	Three (3) Years

To commence on the first day of March 2008 and to expire on the last day of February 2011 and to be used and occupied only for office/manufacturing and injection molding and related legal uses upon the conditions and covenants following:

1st That the tenant shall pay the annual rent of Thirty Nine Thousand Six Hundred dollars and no cents ($39,600.00)

The rent is to be paid in equal monthly payments to Landlord of Three Thousand Three Hundred dollars ($3,300.00) in advance on the 1st day of each and every month during the lease term aforesaid as follows:

2nd That the Tenant shall take good care of the premises and shall, at the Tenant’s own cost and expense make all repairs to the building. (Except Landlord, at its own cost and expense, shall be responsible for property taxes and structural repairs and replacements, including, without limitation, the foundation, roof, parking area, driveways, sidewalks and structural steel portions of the building and other exterior repairs and replacements, as well as plumbing and electrical, heating unit exchanges, air conditioning units and water heaters.) Tenant shall be responsible for repairs to over head doors. At the expiration or earlier termination of the term in accordance with the provisions of this Lease, Tenant shall deliver up the demised premises in good order or condition, normal wear and tear, damages by the elements and Landlord’s failure to fulfill its obligations with respect to repair and replacement excepted.

3rd That the Tenant shall promptly execute comply with all statutes, ordinances, rules, orders, regulations and requirements of Federal, State and Local governments and of any and all departments and Bureau applicable to Tenant’s use of the premises, for the correction, prevention and abatement of nuisances or other grievances attributed to Tenant’s use of the premises during said term; and shall promptly comply with and execute all rules, orders and regulations of the New York Board of fire Underwriters, or and similar body, at the Tenant’s own cost and expense attributed to Tenant’s use of the premises.

4th That the Tenant, successors, heirs, executors or administrators shall not assign this Lease, or underlet or under-lease the premises, or any part thereof, or make alterations on the premises, without the Landlord’s consent in writing, which shall not be unreasonably withheld or delayed; or occupy, or permit or suffer the same to be occupied for any business or purpose, other than that business referred to above, deemed disreputable or extra hazardous on account of fire, under penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and terminate at the option of the Landlord as if it were the expiration of the original lease term.

5th In the case of damage, by fire or other causes, to the building in which the leased premises are located, without the willful act of the Tenant or of Tenant’s agents or employees, if damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, or if the Landlord shall within a reasonable time decide not to rebuild, or if the leased premises become impractical for Tenant’s use, this Lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged by fire without the willful act of the Tenant or of Tenant’s agents or employees, the Landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage rendered the premises untenantable, in whole or part, there shall be an equitable apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustments of insurance and other causes beyond the Landlord’s control. Regardless of anything to the contrary, if the repairs are reasonably estimated to take more than 120 days from the date of damage or if the repairs do take more than 120 days from the date of damage, Tenant shall have the right to terminate this Lease by written notice to Landlord.

6th The Tenant agrees that the Landlord and the Landlord’s agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, after reasonable notice to Tenant and during reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord agrees to cause minimal disruption to Tenant’s business during such entry.

7th The Tenant also agrees to permit the Landlord or the Landlord’s agents to show the premise to persons wishing to hire or purchase the same after reasonable notice to Tenant and during business hours, and the Tenant further agrees that on and after the sixth month next preceding the expiration of the term hereby granted, the Landlord or the Landlord’s agents shall have the right to place notices on the front of said premises, or any thereof, offering the premises “TO LET” or “FOR SALE” and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th If the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of said rent or any part thereof which is not cured within ten (10) days after written notice from Landlord, or if any default be made in performance of any of the other covenants herein contained which is not cured within thirty (30) days after written notice from Landlord specifying such default, or if such default is of such a nature that it cannot reasonably cured during thirty (30) day period the time to cure shall be extended so long as Tenant is diligently pursuing the curing of same, or if the Tenant shall file or there be filed against the Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or makes an assignment for benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord do elects, at any time thereafter terminate his lease and the terms hereof, on giving the Tenant five days notice in writing of the Landlord’s intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as of said date were the date originally fixed in this lease for the expiration hereof. Such notice shall be given by certified mail, return receipt requested, to the Tenant addressed to the demised premises. Following such five days’ notice, the Landlord or its representatives may re-enter the said premise by summary proceedings or otherwise in a non-forceful manner, and remove all persons therefrom, without being liable to prosecution thereof, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay monthly, as it becomes payable under the terms hereof, a sum equivalent to the monthly rent reserved herein, until such time as Landlord rents the premises to another party, at which time the following shall apply: Landlord may rent the premise of behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original tenant from any liability, applying any monies collected from the new tenant, first to the reasonable expense of resuming or obtaining possession, second to restoring the premise to a rentable condition, and then in reduction of the rent due from Tenant , with any surplus to be paid to the Tenant who shall remain liable for deficiency.

9th Tenant agrees to repair or replace any glass damaged in the premise if caused by Tenant.

10th That the Tenant shall neither encumber nor obstruct the sidewalks in front of, entrance to, or halls and stairs of said premise, not allow the same to be obstructed or encumbered in any manner.

11th That the Tenant shall neither place, or cause, or allow to be placed, any sign of any kind whatsoever at, in or about the entrance to the said premises or any part of same, except on or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing, which consent shall not be unreasonably withheld or delayed. In case the Landlord or the Landlord representatives shall deem it necessary to remove any such sign or signs in order to paint the said premises of the building wherein same is situated or make any other repairs, alterations or improvements in or upon said premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and promptly replaced at the Landlord’s expense, when the said repairs, alterations or improvements shall be completed.

12th That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence or willful act of the Landlord.

13th Intentionally deleted.

14th That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or hereafter may be placed against said premises, and that the recording of such mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective if the date of recording and the Tenant agrees to excuse any such instrument without cost, which may be deemed necessary or desirable to further effect the subordinate of this lease to any such mortgage or mortgages and a refusal to execute such instrument of canceling this lease entitle the Landlord, or the Landlord’s assigns and legal representatives to the option of canceling this lease without incurring any expense or damage and the term hereby granted in expressly limited accordingly. Regardless of anything to the contrary, Landlord shall make a good faith effort to obtain a commercially reasonable subordination and non-disturbance agreement from any such mortgagee.

15th The Tenant deposited with the Landlord the sum of $3,300.00 as security for the full and faithful performance by the Tenant of all terms, covenants and condition of this lease upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant promptly after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant’s part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer assignment made of the security to a new Landlord.

16th That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

17th Intentionally deleted.

18th Tenant shall pay to the Landlord the charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on said premises, which shall be metered by a separate meter, as soon as and when the same may be assessed or imposed. All such charges shall be paid additional rent and shall be added to the next month’s rent thereafter to become due.

19th That the Tenant will not nor will the Tenant permit under-tenants or other persons to do anything in said premises, or bring anything into said premise or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate or fire insurance on said premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose, other than the purpose set forth above, which cause an increase in rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

20th The failure of either party to insist upon strict performance or any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that such party may have, and shall not be deemed a waiver or any subsequent breach or default in terms, condition and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

21st If the whole or part or the demised premises shall be acquired is condemned by Eminent Domain for any public or quasi public use or purpose, then and in the event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of Landlord’s award shall belong to Tenant, but Tenant may make a claim in it own right to claim moving expenses, loss or removal of Tenant’s trade fixtures or other personal property.

22nd If after default in payment or rent or violation or any other provision of this lease and after all applicable cure periods, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default and cure period, expiration of lease, or prior to the issuance of the final order of execution of the warrant for Tenant’s removal, than and in the event, the said fixtures and property shall be deemed abandoned by said Tenant and shall become property of the Landlord.

23rd Intentionally deleted.

24th The Tenant waives all rights to redeem under any law of the State of New York.

25th This lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be preformed shall in nowise be affected, impaired or excised because Landlord is unable to make, or is delayed in making any repairs, additions or decorations or is unable to supply or is delayed in supplying any equipment or fixture if Landlord is prevented or delayed from doing by reason of governmental preemption in connection with a National emergency or in connection with any rule, order or regulation of any department of subdivision thereof of any governmental agency or by reason of condition of supply and demand which have been or are affected by war or other emergency.

26th No diminution or abatement or rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from making or repairs or improvements to the building or to it’s appliances, provided that they are diligently made with minimal disturbance to Tenant. In respect to the various “services” if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed the there shall be no diminution or abatement or the rent, or any other compensation, for interruption or curtailment of such “service” when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to the inability or difficulty in securing supplies or labor for the Landlord. No such interruption or curtailment of any such “service” shall be deemed a construction eviction, provided such interruption or curtailment is not due to any negligence or willful act on the part of Landlord of the failure on the part of the Landlord to correct any such problem. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any such “services” during any period wherein the Tenant shall be in default in respect to the payment of rent after applicable cure periods.

27th Landlord covenants that the Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premise for the term aforesaid, provided however, that this covenant shall be conditional upon the retention of title to the premises by the Landlord, provided that any future owner of the premises assumes this obligation.

28. Tenant agrees to put utility service (RG& E) in its own name and pay all utility charges connected with this property – including but not limited to RG&E, water and pure water charges.

29. Tenant shall be responsible for snow removal for the parking area connected with this building. (Snow plowing may be shared with other building tenants that are on this parcel)

30. Tenant shall be responsible for its own content insurance. Landlord, at its expense, shall insure the real estate alone against fire and extended coverage at replacement value. Tenant, at its expense, shall provide a public liability policy with limits of $500,000.00 property damage, 1,000,000.00 personal property liability with Landlord named as an insured party. Landlord, at Landlord’s expense shall keep in full force and effect during the entire lease term, replacement value all risk hazard insurance insuring the leased premises. Landlord also agrees to pay all real property taxes and sewage charges relative to the leased premises when due.

31. Tenant shall have the right to sublease part of this space for other legal uses with Landlord approval – which approval shall not be unreasonably withheld.

32. Tenant shall pay for rubbish removal, for rubbish created by Tenant, and shall keep ground neat and tidy allowing no unreasonable accumulation of debris in yard around the building. Tenant shall comply with all and any recycling regulations that deal with Tenant’s rubbish removal.

33. Tenant shall be responsible for dealing with any phone service provider for phone installation etc. for its business in the building.

34. Tenant shall have option to renew this lease for six (6) additional one year terms (one year at a time) under the same terms and conditions as the original lease, except that the rent to landlord shall be $3400.00 per month during each renewal term.

35. Tenant agrees to lease space in “as is “ “where is” condition, subject to Landlord’s obligations under this paragraph an paragraph 38 below, and any modification (remodeling) or changes needed by Tenant for the operation of its business shall be the responsibility of Tenant to pay for and conform to regular building code specifications. Prior to the start of this Lease – Landlord shall repair the interior sliding door at the north side/rear of building, remove rebar studs in the floor of the loading dock area, repair leak in sink line in the warehouse area, have the office area furnace cleaned and in good working condition.

36. First Realty Company is the procuring cause for this Lease, and any commissions or monies due them shall be the Landlords responsibility to pay pursuant to a separate letter agreement.

37. Tenant shall have the right to occupy the space December 17, 2007 rent free for approximately two and one-half (2 ½ ) months. Rent shall start March 1, 2008. However, Tenant shall have R.G. & E. put in its own name as of December 17, 2007 and shall be responsible for utility charges and snow plowing and insurance requirements starting December 17, 2007.

38. Tenant shall have an option to terminate this Lease at any time after 2 (Two) years from the commencement date of the lease term by giving a sixty (60) day written notice to landlord.

39. Prior to the start of the Lease – Landlord shall seal all the windows, fix the seal at the bottom of the grade level door, and have the carpets cleaned/shampooed.

40. Landlord hereby gives Tenant permission to place a sign on the building in whatever position on the building that Tenant deems necessary for its business.

AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate

seal to be hereto affixed) this day of	2007

Signed, sealed and delivered

In the presence of	Natural Nano INC. - Tenant

December 7. 2007	By: /s/Cathy Fleischer
Date	Cathy Fleischer

Cottrone Development Co., Inc
December 7. 2007
Date	By: /s/Thomas Cottrone
Thomas Cottrone - President